EXHIBIT 5.1

January 29, 2003

P-Com, Inc.
3175 S. Winchester Boulevard
Campbell, California 95008

Re:    P-Com, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to P-Com, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration for resale of (i) $22,390,000 aggregate principal amount of 7% convertible subordinated notes due 2005 (the “Notes”); (ii) 10,661,905 shares of the Company’s common stock, par value $0.0001 per share, issuable upon conversion of the Notes (which amount is subject to change upon adjustments to the conversion price of the Notes) (the “Shares”), and (iii) 300,000 shares of the Company’s common stock, par value $0.0001 per share, issuable upon exercise of the warrant (the “Warrant”) described in the Registration Statement (which amount is subject to change upon adjustments to the exercise price of the Warrant) (the “Warrant Shares” and, together with the Notes and the Shares, the “Securities”), which Securities are held by the selling securityholders named in Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

We have reviewed the Company’s charter documents, the corporate proceedings taken by the Company in connection with the original issuance and sale of the Notes and the Warrants, and a certificate of a Company officer regarding (among other things) the Company’s receipt of consideration upon the original issuance and sale of certain of the Securities. Based on such review and in reliance on such certificate, we are of the opinion that the Notes have been authorized by the Company and constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principals of equity. On the basis of the foregoing and assuming due execution and delivery of certificates representing the Shares and the Warrant Shares, we are of the opinion that the Shares and the Warrant Shares have been duly authorized and, when issued and delivered upon conversion of the Notes in accordance with the terms of the Notes (in the case of the Shares), and, when issued and delivered upon exercise of the Warrants and payment of the exercise price in accordance with the terms of the Warrants (in the case of the Warrant Shares), will be validly issued, fully paid and nonassessable.

P-Com, Inc.
January 29, 2003

We are members of the State Bar of California and the foregoing opinion is limited to the laws of the State of California, the federal laws of the United States and the General Corporation Law of the State of Delaware.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

/s/    SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP